Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our reports dated March 1, 2012 with respect to the consolidated financial statements of TransAlta Corporation (the “Corporation”) as at December 31, 2011 and 2010 and January 1, 2010 and for the two years ended December 31, 2011, and internal control over financial reporting as of December 31, 2011 of TransAlta Corporation, included as an exhibit to or incorporated by reference in the Annual Report (Form 40-F) for 2011.

We also consent to the incorporation by reference in the following Registration Statements:

(1)  Registration Statement (Form S-8 No. 333-72454 and No. 333-101470) pertaining to TransAlta Corporation’s Share Option Plan

(2)  Registration Statement (Form F-10 No. 333-170465 and No. 333-162418) pertaining to the registration of Debt and Equity Securities of TransAlta Corporation

of our reports dated March 1, 2012, with respect to the consolidated financial statements of TransAlta Corporation as at December 31, 2011 and 2010 and January 1, 2010 and for the two years ended December 31, 2011, internal control over financial reporting as of December 31, 2011 of TransAlta Corporation, included as an exhibit to or incorporated by reference in the Annual Report (Form 40-F) of TransAlta Corporation for the year ended December 31, 2011.

signed “Ernst & Young LLP”

Calgary, Alberta	Chartered Accountants
March 1, 2012